EXHIBIT 3.1

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                    TERRITORY OF THE BRITISH VIRGIN ISLANDS

                 THE INTERNATIONAL BUSINESS COMPANIES ORDINANCE
                           (NO. 8 OF 1984 AS AMENDED)

                           MEMORANDUM OF ASSOCIATION
                                       OF

                        AMETHYST FINANCIAL COMPANY, LTD.

                                      NAME

1.    The name of the Company is Amethyst Financial Company Ltd.

                               REGISTERED OFFICE

2. The Registered Office of the Company will be at Arias Fabrega & Fabrega Trust Co. BVI Limited, 325 Waterfront Drive, Omar Hodge Building 2nd Floor, Wickhams Cay, Road Town, Tortola, British Virgin Islands.

                                REGISTERED AGENT

3. The Registered Agent of the Company will be Arias Fabrega & Fabrega Trust Co. BVI Limited, 325 Waterfront Drive, Omar Hodge Building 2nd Floor Wickhams Cay, Road Town, Tortola, British Virgin Islands.

                           GENERAL OBJECTS AND POWERS

4.    (1)   The object of the Company is to engage in any act or activity that is not prohibited under any law for the time being in force in the British Virgin Islands.

      (2) The Company shall have all such powers as are permitted by law for the time being in force in the British Virgin Islands, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the object of the Company.

      (3)   The Company may not

            (a) carry on business with persons resident in the British Virgin
                Islands;

            (b) own an interest in real property situated in the British Virgin
                Islands, other than a lease referred to in paragraph (e) of subclause (4);

            (c) carry on banking or trust business unless it is licensed to do so under the Banks and Trust Companies Act, 1990;

            (d) carry on business as an insurance or reinsurance company, insurance broker or insurance agent, unless it is licensed under an enactment authorising it to carry on that business;

            (e) carry on the business of company management unless it is licensed under the Company Management Act, 1990; or

                 [REGISTRAR OF INTERNATIONAL BUSINESS COMPANIES
                 GOVERNMENT OF THE BRITISH VIRGIN ISLANDS SEAL]
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            (f) carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands.

      (4) For purposes of paragraph (a) of subclause (3), the Company shall not be treated as carrying on business with persons resident in the British Virgin Islands by reason only that

            (a) it makes or maintains deposits with a person carrying on banking business within the British Virgin Islands;

            (b) it makes or maintains professional contact with solicitors, barristers, accountants, bookkeepers, trust companies, administration companies, investment advisors or other similar persons carrying on business within the British Virgin Islands;

            (c) it prepares or maintains books and records within the British
                Virgin Islands;

            (d) it holds, within the British Virgin Islands, meetings of its directors or members;

            (e) it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

            (f) it holds shares, debt obligations or other securities in a company incorporated under the International Business Companies Ordinance or under the Companies Act; or

            (g) shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Ordinance or under the Companies Act.

                                    CURRENCY

5. Shares in the Company shall be issued in the currency of the United States of America.

                               AUTHORISED CAPITAL

6.    The authorised capital of the Company is $1,000.00

                    CLASSES, NUMBER AND PAR VALUE OF SHARES

7. The authorised capital is made up of one class of shares divided into 1,000 shares of $1.00 par value with one vote for each share.

               DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

8. The designations, powers, preferences, rights, qualifications, limitations and restrictions of each class and series of shares that the Company is authorised to issue shall be fixed by resolution of directors, but the directors shall not allocate different rights as to voting, dividends, redemption or distribution on liquidation unless the Memorandum of Association shall have been amended to create separate classes of shares and all the

                 [REGISTRAR OF INTERNATIONAL BUSINESS COMPANIES
                 GOVERNMENT OF THE BRITISH VIRGIN ISLANDS SEAL]
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      aforesaid rights as to voting, dividends, redemption and distribution shall be identical in each separate class.

                           VARIATION OF CLASS RIGHTS

 9. If at any time the authorised capital is divided into different classes or series of shares, the rights attached to any class or series unless otherwise provided by the terms of issue of the shares of the class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders of not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation.

              RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

10. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

                      REGISTERED SHARES AND BEARER SHARES

11. Shares may be issued as registered shares or to bearer as may be determined by resolution of directors.

                EXCHANGE OF REGISTERED SHARES AND BEARER SHARES

12. Registered shares may be exchanged for bearer shares and bearer shares may be exchanged for registered shares.

                         TRANSFER OF REGISTERED SHARES

13. Registered shares in the Company may be transferred subject to the prior or subsequent approval of the Company as evidenced by a resolution of directors or by a resolution of members.

                 SERVICE OF NOTICE ON HOLDERS OF BEARER SHARES

14. Where shares are issued to bearer, the bearer, identified for this purpose by the number of the share certificate, shall be requested to provide the Company with the name and address of an agent for service of any notice, information or written statement required to be given to members, and service upon such agent shall constitute service upon the bearer of such shares until such time as a new name and address for service is provided to the Company. In the absence of such name and address being provided it shall be sufficient for the purposes of service for the Company to publish the notice, information or written statement in one or more newspapers published or circulated in the British Virgin Islands and in such other place, if any, as the Company shall from time to time by a resolution of directors or resolution of members determine. The directors of the Company must give sufficient notice of meetings to members holding shares issued to bearer to allow a reasonable opportunity for them to secure or exercise the right or privilege, other than the right or privilege to vote, that is the subject of the notice. What amounts to sufficient notice is a matter of fact to be determined after having regard to all the circumstances.

                 [REGISTRAR OF INTERNATIONAL BUSINESS COMPANIES
                 GOVERNMENT OF THE BRITISH VIRGIN ISLANDS SEAL]
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             AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

15. The Company may amend its Memorandum of Association and Articles of Association by a resolution of members or by a resolution of directors.

                                  DEFINITIONS

16. The meanings of words in this Memorandum of Association are defined in the Articles of Association annexed hereto.

     We, ARIAS FABREGA & FABREGA TRUST CO. BVI LTD., of Wickhams Cay, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association the 27th day of March, 1998 in the presence of:

                       Subscriber

                       /s/ Illegible
                       ARIAS FABREGA & FABREGA TRUST CO. BVI LTD.

                       Witness
                       Nadia Harrigan

                       /s/ NADIA HARRIGAN
                       Wickhams Cay
                       Road Town, Tortola

                 [REGISTRAR OF INTERNATIONAL BUSINESS COMPANIES
                 GOVERNMENT OF THE BRITISH VIRGIN ISLANDS SEAL]